Exhibit 99.2
On May 1, 2026, Korn Ferry realigned the Company’s organizational reporting structure from a solution-based presentation to a reporting model by geography, with the following three reportable segments: (i) Americas, (ii) Europe, Middle East and Africa (“EMEA”), and (iii) Asia Pacific (“APAC”), to better reflect how work is delivered across the firm, align more closely with how clients buy Korn Ferry services, and support the Company's We Are Korn Ferry operating model. The presentation of operating results prior to May 1, 2026 has been revised to conform to the new segment reporting.
Financial highlights by reportable segments are as follows for each quarter in fiscal 2026:

	Three Months Ended July 31, 2025
	Americas	EMEA	APAC	Corporate	Consolidated
	(in thousands)
Fee revenue	$404,135	$218,955	$85,523	$—	$708,613
Total revenue	$408,462	$220,875	$86,206	$—	$715,543

Less significant segment expenses
Compensation and benefits(1)	$247,771	$139,510	$52,856	$19,766
General and administrative expenses(2)	19,548	17,579	9,800	16,947
Cost of services	47,411	26,284	3,499	—
Other segment items(3)	(7,015)	1,775	282	(864)
Segment Adjusted EBITDA(4)	100,747	35,727	19,769	(35,849)	120,394

Reconciliation of Segment Adjusted EBITDA
Depreciation and amortization					22,686
Interest expense, net					3,516
Integration/acquisition costs					1,508
Income tax provision					25,250
Net income attributable to noncontrolling interest					798
Net income attributable to Korn Ferry					$66,636
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(1)Includes salaries and payroll taxes, employee insurance benefits, commissions, annual performance-related bonus expense, amortization of unearned compensation, stock-based compensation awards, changes in deferred compensation and pension plan liabilities and changes in CSV of COLI contracts. Excludes integration/acquisition costs as they are excluded from Adjusted EBITDA.
(2)Mainly includes premise and office expense, marketing and business development expense, bad debts, legal and other professional fees and foreign exchange gains/losses.
(3)Includes reimbursed expenses and other income, net.
(4)Consolidated Adjusted EBITDA is a non-GAAP financial measure and has limitations as an analytical tool.

	Three Months Ended October 31, 2025
	Americas	EMEA	APAC	Corporate	Consolidated
	(in thousands)
Fee revenue	$416,659	$219,886	$85,154	$—	$721,699
Total revenue	$421,684	$222,190	$85,926	$—	$729,800

Less significant segment expenses
Compensation and benefits(1)	$250,545	$137,174	$52,248	$20,742
General and administrative expenses(2)	20,132	18,218	9,627	16,180
Cost of services	47,219	28,441	3,427	—
Other segment items(3)	(1,066)	2,176	464	(548)
Segment Adjusted EBITDA(4)	104,854	36,181	20,160	(36,374)	124,821

Reconciliation of Segment Adjusted EBITDA
Depreciation and amortization					31,573
Gain on modification of office lease					(13,907)
Interest expense, net					5,763
Integration/acquisition costs					1,325
Income tax provision					26,645
Net income attributable to noncontrolling interest					1,023
Net income attributable to Korn Ferry					$72,399
_________________
(1)Includes salaries and payroll taxes, employee insurance benefits, commissions, annual performance-related bonus expense, amortization of unearned compensation, stock-based compensation awards, changes in deferred compensation and pension plan liabilities and changes in CSV of COLI contracts. Excludes integration/acquisition costs as they are excluded from Adjusted EBITDA.
(2)Mainly includes premise and office expense, marketing and business development expense, bad debts, legal and other professional fees and foreign exchange gains/losses. Excludes Gain on modification of office lease as it is excluded from adjusted EBITDA.
(3)Includes reimbursed expenses and other income, net.
(4)Consolidated Adjusted EBITDA is a non-GAAP financial measure and has limitations as an analytical tool.

	Three Months Ended January 31, 2026
	Americas	EMEA	APAC	Corporate	Consolidated
	(in thousands)
Fee revenue	$408,502	$229,474	$79,409	$—	$717,385
Total revenue	$413,070	$231,752	$80,220	$—	$725,042

Less significant segment expenses
Compensation and benefits(1)	$241,775	$144,263	$49,411	$19,787
General and administrative expenses(2)	21,045	19,220	9,449	16,230
Cost of services	48,801	27,879	3,927	—
Other segment items(3)	(1,747)	2,158	488	(710)
Segment Adjusted EBITDA(4)	103,196	38,232	16,945	(35,307)	123,066

Reconciliation of Segment Adjusted EBITDA
Depreciation and amortization					22,994
Interest expense, net					5,663
Integration/acquisition costs					1,587
Income tax provision					26,683
Net income attributable to noncontrolling interest					874
Net income attributable to Korn Ferry					$65,265
_________________
(1)Includes salaries and payroll taxes, employee insurance benefits, commissions, annual performance-related bonus expense, amortization of unearned compensation, stock-based compensation awards, changes in deferred compensation and pension plan liabilities and changes in CSV of COLI contracts. Excludes integration/acquisition costs as they are excluded from Adjusted EBITDA.
(2)Mainly includes premise and office expense, marketing and business development expense, bad debts, legal and other professional fees and foreign exchange gains/losses.
(3)Includes reimbursed expenses and other income, net.
(4)Consolidated Adjusted EBITDA is a non-GAAP financial measure and has limitations as an analytical tool.

	Three Months Ended April 30, 2026
	Americas	EMEA	APAC	Corporate	Consolidated
	(in thousands)
Fee revenue	$447,682	$229,069	$83,021	$—	$759,772
Total revenue	$452,930	$231,475	$83,851	$—	$768,256

Less significant segment expenses
Compensation and benefits(1)	$270,885	$143,111	$52,649	$20,092
General and administrative expenses(2)	16,484	18,780	9,414	22,981
Cost of services	49,594	29,746	2,922	—
Other segment items(3)	43	2,234	496	(699)
Segment Adjusted EBITDA(4)	115,924	37,604	18,370	(42,374)	129,524

Reconciliation of Segment Adjusted EBITDA
Depreciation and amortization					21,591
Interest expense, net					5,056
Income tax provision					29,052
Net income attributable to noncontrolling interest					691
Net income attributable to Korn Ferry					$73,134
_________________
(1)Includes salaries and payroll taxes, employee insurance benefits, commissions, annual performance-related bonus expense, amortization of unearned compensation, stock-based compensation awards, changes in deferred compensation and pension plan liabilities and changes in CSV of COLI contracts.
(2)Mainly includes premise and office expense, marketing and business development expense, bad debts, legal and other professional fees and foreign exchange gains/losses.
(3)Includes reimbursed expenses and other income, net.
(4)Consolidated Adjusted EBITDA is a non-GAAP financial measure and has limitations as an analytical tool.